SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 29, 2012

BIOFLAMEX CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53712	Pending
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Christiansvej 28, 2920 Charlottenlund, Denmark
Address of principal executive offices

Registrant’s telephone number, including area code: 646-233-1310

______________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On May 29, 2012, we entered into employment agreements with Kristian Schiørring and Henrik Dahlerup, effective as of March 5, 2012, to serve as executives of our company.

Employment Agreement with Kristian Schiørring

Under the employment agreement with Mr. Schiørring, he will continue to serve as Chief Executive Officer until March 5, 2015, and his employment term will be automatically renewed for another three year period thereafter unless terminated in writing on ninety days notice before the end of the term. During the term of his employment, Mr. Schiørring shall be entitled to receive a base salary of $240,000 per year, a grant of 5,000,000 shares of common stock in 18 months, and discretionary bonuses based on his services as determined by our board of directors. Mr. Schiørring is also eligible to receive reimbursements for expenses, an automobile allowance of $2,000 per month, and the right to participate in benefit plans available to other key executives.

Unless we terminate Mr. Schiørring’ employment for Cause (as defined in the employment agreement) or if Mr. Schiørring voluntarily resigns, Mr. Schiørring will be entitled to receive his base salary, any earned but unpaid bonuses, and benefits for a period of 12 months following termination or the remainder of the term, whichever is greater. If the employment agreement is terminated by us for Cause or if Mr. Schiørring voluntarily resigns, Mr. Schiørring is entitled to receive his base salary, any earned but unpaid bonuses, and benefits through the date of termination.

Employment Agreement with Henrik Dahlerup

Under the employment agreement with Mr. Dahlerup, he will continue to serve as Chief Operating Officer until March 5, 2015, and his employment term will be automatically renewed for another three year period thereafter unless terminated in writing on ninety days notice before the end of the term. During the term of his employment, Mr. Dahlerup shall be entitled to receive a base salary of $240,000 per year, a grant of 5,000,000 shares of common stock in 18 months, and discretionary bonuses based on his services as determined by our board of directors. Mr. Dahlerup is also eligible to receive reimbursements for expenses, an automobile allowance of $2,000 per month, and the right to participate in benefit plans available to other key executives.

Unless we terminate Mr. Dahlerup’s employment for Cause (as defined in the employment agreement) or if Mr. Dahlerup voluntarily resigns, Mr. Dahlerup will be entitled to receive his base salary, any earned but unpaid bonuses, and benefits for a period of 12 months following termination or the remainder of the term, whichever is greater. If the employment agreement is terminated by us for Cause or if Mr. Dahlerup voluntarily resigns, Mr. Dahlerup is entitled to receive his base salary, any earned but unpaid bonuses, and benefits through the date of termination.

Both Mr. Schiørring and Mr. Dahlerup have signed agreements to keep certain information confidential and not compete with or solicit from our company for a period of time.

The foregoing description of the employment agreements with Mr. Schiørring and Mr. Dahlerup is qualified in its entirety by reference to the employment agreements, attached hereto as Exhibits 10.1 and 10.2.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 above is herein incorporated by reference.

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SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

10.1	Employment Agreement dated May 29, 2012
10.2	Employment Agreement dated May 29, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFLAMEX CORPORATION

/s/ Kristian Schiorring

Kristian Schiorring CEO and Director

Date: May 30, 2012

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